UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

43-1792717

(I.R.S. employer identification number)

0-23325

(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INCLUDED INFORMATION

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)     On March 24, 2014, Guaranty Federal Bancshares, Inc. (the “Company”) entered into Employment Agreements with the following officers:

Shaun Burke, President and Chief Executive Officer

Carter M. Peters, Chief Financial Officer

Robin E. Robeson, Chief Operating Officer

H. Michael Mattson, Chief Lending Officer

Sheri D. Biser, Chief Credit Officer

Each Employment Agreement has a term of one year, unless further extended or earlier terminated pursuant to its terms, and sets forth a minimum base salary payable to the officer and provides that the officer is eligible to participate in the Company’s bonus, incentive, retirement, health and other insurance benefit plans made available to executive-level employees.

Each Employment Agreement obligates the Company to pay the officer severance in the event the officer’s employment is terminated by the Company without cause. In the event of the officer’s involuntary termination without cause prior to a change in control of the Company (as defined in the Employment Agreement), each officer other than Mr. Burke would receive 6 months base pay. Mr. Burke would receive 12 months base pay. Such severance would be made in periodic installments and is conditioned upon the officer executing a release and waiver of claims in favor of the Company.

In the event of involuntary termination without cause within 12 months after a change in control of the Company, each officer other than Mr. Burke would receive 12 months base pay. Mr. Burke would receive 24 months base pay. Such severance would be made in a single lump sum and is conditioned upon the officer executing a release and waiver of claims in favor of the Company.

As a condition of entering into the Employment Agreement, each officer has agreed not to divulge any confidential information during his or her employment or to solicit the Company’s employees or customers for a period of 12 months (24 months in the case of Mr. Burke) following the officer’s termination of employment.

Additionally, on March 24, 2014, the Company entered into incentive compensation arrangements with respect to bonuses payable in 2014 for Mr. Burke, Mr. Peters, Ms. Robeson, Mr. Mattson, and Ms. Biser. The written description of each plan is attached hereto as Exhibits 10.6 through 10.10.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated March 24, 2014, between the Company and Shaun A. Burke

10.2	Employment Agreement, dated March 24, 2014, between the Company and Carter M. Peters

10.3	Employment Agreement, dated March 24, 2014, between the Company and Robin E. Robeson

10.4	Employment Agreement, dated March 24, 2014, between the Company and H. Michael Mattson

10.5	Employment Agreement, dated March 24, 2014, between the Company and Sheri D. Biser

10.6	Written Description of 2014 Executive Incentive Compensation Annual Plan – President and Chief Executive Officer

10.7	Written Description of 2014 Executive Incentive Compensation Annual Plan –Chief Financial Officer

10.8	Written Description of 2014 Executive Incentive Compensation Annual Plan –Chief Operating Officer

10.9	Written Description of 2014 Executive Incentive Compensation Annual Plan –Chief Lending Officer

10.10	Written Description of 2014 Executive Incentive Compensation Annual Plan –Chief Credit Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By: /s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer

Date: March 26, 2014

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